RIGHTSCORP, INC.

UNIT SUBSCRIPTION AGREEMENT

COMMON STOCK AND WARRANTS

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6.	Right of Participation		20

7.	Registration of the Shares; Compliance with the Securities Act		21
	7.1.	Registration Procedures and Expenses	21
	7.2.	Transfer of Registrable Shares After Registration	24
	7.3.	Indemnification	24
	7.4.	Termination of Conditions and Obligations	28
	7.5.	Information Available	28
	7.6.	Assignment of Registration Rights	29
	7.7.	Restriction on Issuance	29

8.	Miscellaneous		29
	8.1.	Entire Agreement; Successors and Assigns	29
	8.2.	Survival of Representations and Warranties	30
	8.3.	Governing Law; Jurisdiction	30
	8.4.	Counterparts	30
	8.5.	Headings	30
	8.6.	Notices	30
	8.7.	Rights of Transferees	31
	8.8.	Severability	31
	8.9.	Fees and Expenses	31
	8.10.	Amendments and Waivers	32
	8.11.	Company Disclosure Letter	32
	8.12.	Construction	32

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UNIT SUBSCRIPTION AGREEMENT dated as of September XX, 2014 (this “Agreement”), among Rightscorp, Inc., a Nevada corporation (the “Company”), and the persons who execute this agreement as investors (each an “Investor” and collectively the “Investors”).

Background: The Company desires to sell to the Investors, and the Investors desire to purchase, a minimum of eight hundred (800) Units (as defined below) and a maximum of one thousand two hundred (1,200) Units, with the maximum number of Units offered consisting in the aggregate of twelve million (12,000,000) shares of common stock, $.001 par value per share, of the Company (the “Shares”) and warrants in substantially the form attached hereto as Exhibit 1, exercisable over a five (5) year period to purchase up to a maximum of eighteen million (18,000,000) Shares at $0.25 per share (the “Warrants”). The proceeds of the sale of Units will be used to pay up to $210,000 of indebtedness and for the development and continuance of the business of the Company and each of its Subsidiaries.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

Certain Definitions:

“Action” has the meaning set forth in Section 2.10.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“AIGH” means AIGH Investment Partners, L.P., a Delaware limited partnership.

“Articles of Incorporation” has the meaning set forth in Section 2.2(a).

“Audited Financial Statements” has the meaning set forth in Section 2.9(d).

“Blue Sky Laws” means any state securities or “blue sky” laws.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing Date” has the meaning set forth in Section 1.2.

“Closing” has the meaning set forth in Section 1.2.

“Common Stock” means the Company’s Common Stock, $.001 par value per share, authorized as of the date hereof, and any stock of any class or classes (however designated) hereafter authorized upon reclassification thereof, which, if the Board of Directors declares a dividend or distribution, has the right to participate in the distribution of earnings and assets of the Company after the payment of dividends or other distributions on any shares of capital stock of the Company entitled to a preference and in the voting for the election of directors of the Company.

“Company” has the meaning set forth at the head of this Agreement and any corporation or other entity which shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder. The term “corporation” shall include an association, joint stock company, business trust, limited liability company or other similar organization.

“Company Disclosure Letter” means the disclosure letter dated the date of this Agreement delivered to the Investors prior to the execution of this Agreement, which letter is incorporated in this Agreement.

“Company IP” has the meaning set forth in Section 2.12(a).

“Convertible Security” means any (i) option to purchase or right to subscribe for Common Stock, (ii) security by its terms convertible into or exchangeable for Common Stock or (iii) option to purchase or right to subscribe for such convertible or exchangeable securities.

“Contemplated Transactions” has the meaning set forth in Section 2.1(b).

“Escrow Agent” means Hahn & Hessen LLP in its capacity as Escrow Agent under the Escrow Agreement.

“Escrow Agreement” means the agreement, dated the date hereof, in substantially the form attached hereto as Exhibit 3, among the Company, the Investor Representative and the Escrow Agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date of this Agreement, (ii) all shares of Common Stock issued or issuable to employees or directors pursuant to any equity compensation plan approved by the Company’s Board of Directors of the Company after the date of this Agreement, (iii) all shares of Common Stock issued or issuable to employees, directors or consultants as bona fide compensation for business services rendered, not compensation for fundraising activities, (iv) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders or other financing or credit transaction which is not an equity capital raising event for the Company, (v) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith), (vi) all Warrant Shares and shares or other securities issued upon conversion or exercise of other Convertible Securities outstanding on the date of the last Closing hereunder, or (vii) all shares of Common Stock issued or issuable pursuant to the Financing.

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Fair Value” has the meaning set forth in Section 1.5.

“Financing” has the meaning set forth in the Merger Agreement.

“Governmental Body” shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature in the United States; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal) in the United States.

“Indemnified Party” has the meaning set forth in Section 5.2(b).

“Indemnifying Party” has the meaning set forth in Section 5.2(c).

“Investor” shall mean each Investor who purchases Units hereunder.

“Investor Representative” has the meaning set forth in Section 4.3.

“Investor Majority” shall mean (a) until Closing, Investors who have subscribed for a majority of the Units then subscribed for and (b), thereafter, Investors (or their assignees in private transactions) who have purchased more than fifty percent (50%) of the Units.

“Knowledge” shall mean, with respect to a particular fact or other matter, the knowledge, after reasonable investigation, of the Chief Executive Officer or Chief Financial Officer of the Company.

“Legal Requirement” has the meaning set forth in Section 2.8.

“Losses” has the meaning set forth in Section 5.2(b).

“Material Adverse Effect” has the meaning set forth in Section 2.1(a).

“Material Agreement” has the meaning set forth in Section 2.7.

“Merger Agreement” means the Agreement and Plan of Merger, dated October 25, 2013, among the Company, Rightscorp Merger Acquisition Sub, Inc. and Rightscorp, Inc. (a Delaware corporation).

“Notice” has the meaning set forth in Section 6.6.

“Other Securities” has the meaning set forth in the Warrants.

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“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

“Purchased Shares” has the meaning set forth in Section 1.1(a).

“Purchased Warrants” has the meaning set forth in Section 1.1(a).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor or substitute rule, law or provision.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 2.9(a).

“Securities” has the meaning set forth in Section 1.1(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the Background.

“Subsidiary” means any significant subsidiary (as defined under Rule 1.02(w) of Regulation S-X promulgated by the SEC) of the Company.

“Transaction Documents” means this Agreement and the Warrants.

“Underlying Securities” means the shares of Common Stock or Other Securities issued or from time to time issuable upon exercise of the Warrants.

“Unit” means a unit consisting of (i) ten thousand (10,000) Shares and (ii) fifteen thousand (15,000) Warrants.

“Warrant” has the meaning set forth in Background.

1. Purchase and Sale of Units.

1.1. Sale and Issuance of Securities.

(a) The Company shall sell to the Investors and the Investors shall purchase from the Company, a minimum of 800 units and up to a maximum of 1,200 Units, at a price per Unit equal to $2,500.00, for a purchase price aggregating to a minimum of $2,000,000 (the “Minimum Proceeds”) and a maximum of $3,000,000.00. The Shares sold as part of the Units are referred to as the “Purchased Shares” and the Warrants sold as part of the Units are referred to as the “Purchased Warrants,” and collectively with the Purchased Shares, the “Securities.”

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(b) The number of Units to be purchased by each Investor from the Company is set forth on the signature page hereto, subject to acceptance, in whole or in part, by the Company.

1.2. Closing. The closing (the “Closing”) of the purchase and sale of the Securities hereunder shall take place on September __, 2014 or such other date thereafter, but no later than September 23, 2014, as is determined by the Company with the consent of the Investor Majority (the “Closing Date”). The Closing shall take place at the offices of Hahn & Hessen LLP, the Investors’ counsel, in New York, New York, or at such other location as is mutually acceptable to the Investor Majority and the Company, subject to fulfillment of the conditions to the Closing set forth in the Agreement. At the Closing:

(a) each Investor purchasing Securities at the Closing shall deliver to the Escrow Agent or its designees prior to the Closing by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Securities purchased by such Investor hereunder, as set forth opposite such Investor’s name on the signature pages hereof;

(b) the Company shall authorize its transfer agent to arrange delivery to each Investor of one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Purchased Shares as set forth opposite such Investor’s name on the signature page hereof; and

(c) the Company shall issue and deliver to each Investor purchasing Securities at the Closing the Warrants, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire the number of Underlying Securities as set forth opposite such Investor’s name on the signature page hereof on the terms set forth therein.

1.3. Investors’ Conditions to Closing. The obligation of the Investors to complete the purchase of the Securities at the applicable Closing is subject to the Company delivering Securities as set forth in Section 1.2 and to fulfillment of the following conditions:

(a) the Company shall deliver to the Investors an opinion of counsel, dated the Closing Date and reasonably satisfactory to counsel for the Investors, with respect to the matters set forth on Exhibit 2;

(b) the representation and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Investors shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to such effect;

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(c) the Company shall deliver to Investors a certified copy of its Articles of Incorporation and by-laws and a Certificate of Good Standing from the Secretary of State of the State of Nevada;

(d) the Company shall pay the Investors’ expenses to the extent set forth in Section 8.9 hereof;

(e) Hartford Equity Inc., the current directors, officers, and 5% beneficial owners of the Company shall have delivered lock-up letters, in customary form, effective from the Closing Date until 60 days after the effective date of the Initial Registration Statement;

(f) the Company shall deliver to the Investors evidence of the termination of the Securities Purchase Agreement among the Company and Seaside 88, LP, dated as of March 7, 2014, in form and substance reasonably satisfactory to counsel for the Investors;

(g) the Company shall have received no less than the Minimum Proceeds; and

(h) the Company shall have executed and delivered all other documents reasonably requested by counsel for the Investors.

1.4. Company’s Conditions to Closing. The obligation of the Company to complete the sale of the Units at the Closing is subject to fulfillment of the following conditions:

(a) the representation and warranties of the Investors set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and

(b) such Investors shall have performed in all material respects all covenants and other obligations required to be performed by them under this Agreement, if any, at or prior to the Closing Date.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors as follows:

2.1. Corporate Organization; Authority; Due Authorization.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where its business is now conducted and to carry on its business as now conducted, and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). Set forth in Section 2.1(a) of the Company Disclosure Letter is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have, individually or in the aggregate, a Material Adverse Effect.

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(b) The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). This Agreement is and each of the other Transaction Documents will be on the Closing Date a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

2.2. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) two hundred and fifty million (250,000,000) shares of Common Stock, $.001 par value, of which seventy five million seven hundred eighty one thousand thirty one (75,781,031) shares of Common Stock are outstanding and (b) ten million (10,000,000) shares of preferred stock, $.001 per value, of which none are outstanding. All outstanding shares of capital stock of the Company were issued in compliance with all applicable federal and state securities laws, and the issuance of such shares was duly authorized by all necessary corporate action on the part of the Company. Except as contemplated by this Agreement or as set forth in Section 2.2 of the Company Disclosure Letter, there are (A) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (B) no preemptive rights contained in the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the By-laws of the Company or contracts to which the Company is a party or other rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Securities and the Underlying Securities, and (C) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights to acquire any equity securities of the Company. No Persons have any anti-dilution rights of any kind, whether triggered by the Contemplated Transactions or otherwise. To the Company’s Knowledge, except as set forth in Section 2.2 of the Company Disclosure Letter, none of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in Section 2.2 of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

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2.3. Validity of Securities. The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid and non-assessable.

2.4. Underlying Securities. (a) The issuance of the Underlying Securities upon exercise of the Purchased Warrants has been duly authorized, (b) the Underlying Securities prior to such exercise will have been duly reserved for issuance upon such exercise and (c) when so issued, the Underlying Securities will be validly issued, fully paid and non-assessable.

2.5. Private Offering. Neither the Company nor anyone authorized to act on its behalf has within the last twelve (12) months issued, sold or offered any security of the Company (including, without limitation, any Common Stock or warrants of similar tenor to the Purchased Warrants) to any Person under circumstances that would cause the issuance and sale of the Securities, as contemplated by this Agreement, to the Company’s Knowledge to be subject to the registration requirements of Section 5 of the Securities Act. The Company agrees that neither the Company nor anyone authorized to act on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

2.6. Brokers and Finders. Except as set forth in Section 2.6 of the Company Disclosure Letter, the Company has not retained any broker, investment banker or finder in connection with the Contemplated Transactions and will not owe any fees to any broker, investment banker or finder under a tail or similar covenant from an earlier engagement or financing.

2.7. No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Articles of Incorporation or the By-laws of the Company or its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or of any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries or any property or asset of the Company or of any of its Subsidiaries is bound or affected (the “Material Agreements”); except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

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(b) The execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require, on the part or in respect of the Company, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the SEC and applicable requirements, if any, of the Exchange Act or Blue Sky Laws, and any approval required by applicable rules of the markets in which the Company’s securities are traded.

2.8. Compliance. Except as set forth in the SEC Documents or in Section 2.8 of the Company Disclosure Letter, neither the Company nor any Subsidiary is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or such Subsidiary or by which any property or asset of the Company or such Subsidiary is bound or affected (“Legal Requirement”), or (ii) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except any such violations or failures that would not, individually or in the aggregate, have a Material Adverse Effect.

2.9. SEC Documents; Financial Statements.

(a) The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement:

(i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2013;

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(ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30 and March 31, 2014; and

(iii) the Company’s filings on Form 8-K, dated August 22, August 18, August 7, May 16, May 7, and March 28, 2014.

(b) As of the date of this Agreement, the Company Disclosure Letter, when read together with the SEC Documents and the information, qualifications and exceptions contained in this Agreement, does not include any untrue statement of a material fact or omit to state a material fact in light of the circumstances in which such written disclosures were made. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists (other than the consummation of the transactions contemplated hereby) with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(c) The Company has filed all forms, reports and documents required to be filed by it with the SEC for the 12 months preceding the date of this Agreement, including without limitation the SEC Documents. As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder.

(d) The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, includes audited consolidated balance sheets as of December 31, 2013 and 2012, consolidated statements of operations and consolidated statements of cash flows for the one year periods then ended (the “Audited Financial Statements”), and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, includes unaudited consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows for the six (6) month periods ended June 30, 2013 and June 30, 2104 (the “Unaudited Financial Statements,” and collectively with the Audited Financial Statements, the “Financial Statements”).

(e) The Financial Statements (including the related notes and schedules thereto) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

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2.10. Litigation. Except as set forth in the SEC Documents or in Section 2.10 of the Company Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings (each, an “Action”) pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents or in Section 2.10 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

2.11. Absence of Certain Changes. Except as specifically contemplated by this Agreement or as set forth in Section 2.11 of the Company Disclosure Letter or in the SEC Documents, since June 30, 2014, there has not been (a) any material adverse change in the business, prospects or financial condition of the Company; (b) any dividends or other distribution of assets to stockholders of the Company; (c) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any Person by the Company; or (d) any transactions, other than in the ordinary course of business, consistent in all material respects with past practices, with any of its officers, directors or principal stockholders or any of their respective Affiliates.

2.12. Intellectual Property.

(a) To the Knowledge of the Company, it owns, or has the right to use, sell or license all intellectual property reasonably required for the conduct of its business as presently conducted (collectively, the “Company IP”) except for any failure to own or have the right to use, sell or license the Company IP that would not have a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP or impair the right of the Company and its Subsidiaries to use, sell or license any Company IP, except for the occurrence of any such breach, forfeiture, termination or impairment that would not, individually or in the aggregate, result in a Material Adverse Effect.

(c) (i) None of the manufacture, marketing, license, sale and use of any product currently licensed or sold by the Company or any of its Subsidiaries violates any license or agreement between the Company or any of its Subsidiaries and any third party or, to the Knowledge of the Company, infringes any intellectual property right of any other party; and (ii) there is no pending or, to the Knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP; except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigations that would not, individually or in the aggregate, have a Material Adverse Effect.

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2.13. No Adverse Actions. Except as set forth in the SEC Documents or in Section 2.13 of the Company Disclosure Letter, there is no existing, pending or, to the Knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.14. Registration Rights. Except as set forth below or in Section 2.14 of the Company Disclosure Letter, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any Blue Sky Laws.

2.15. Corporate Documents. The Company’s Articles of Incorporation and By-laws, each as amended to date, which are certified as of the Closing Date are true, correct and complete and contain all amendments thereto.

2.16. Disclosure. On or before 9:00 a.m., New York City Time, on the fourth Business Day after the Closing, the Company shall file with the SEC a Current Report on Form 8-K describing the material terms of the Contemplated Transactions, and attaching as exhibits to such Form 8-K copies of this Agreement and the other Transaction Documents, as required by the SEC. Except for information that may be provided to the Investors pursuant to this Agreement, the Company shall not, and shall use commercially reasonable efforts to cause each of its officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company from and after the filing of such Form 8-K without the express written consent of such Investor.

2.17. Use of Proceeds. The net proceeds received by the Company from the sale of the Units shall be used by the Company to pay up to $210,000 in indebtedness, for working capital and for general corporate purposes.

3. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:

3.1. Authorization. If an entity, such Investor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) has the power and authority to own and hold the Units. Such Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii), if applicable, has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. This Agreement is and each of the other Transaction Documents will be upon the execution and delivery by such Investor, a valid and binding obligation of such Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

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3.2. Brokers and Finders. Such Investor has either not retained an investment banker, broker or finder, or has provided the name and information concerning such entity to the Company on or prior to the Closing Date.

3.3. No Governmental Review. Such Investor understands that no United States Federal or state agency or any other Governmental Body has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor has any agency or other Governmental Body passed upon or endorsed the merits of the offering of the Securities.

3.4. No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement and the other Transaction Documents by each Investor do not, and the consummation by such Investor of the Contemplated Transactions will not, (i), if such Investor is an entity, conflict with or violate the Articles of Incorporation or the By-laws (or equivalent or comparable documents) of such Investor, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Investor or by which any property or asset of such Investor is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Investor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Investor is a party or by which such Investor or any property or asset of such Investor is bound or affected; except, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent such Investor from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect.

(b) The execution and delivery of this Agreement and the other Transaction Documents by each Investor do not, and the performance of this Agreement and the other Transaction Documents and the consummation by such Investor of the Contemplated Transactions will not, require, on the part or in respect of such Investor, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body.

4. Securities Laws.

4.1. Securities Laws Representations and Covenants of Investors.

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(a) Each Investor represents and warrants to the Company that: this Agreement is made by the Company with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investors would constitute an “underwriter” under the Securities Act; provided that this representation and warranty shall not limit (i) the Investor’s right to sell the Underlying Securities in compliance with an exemption from registration under the Securities Act and in compliance with all applicable federal securities laws and Blue Sky Laws or (ii) the Investor’s rights to indemnification under this Agreement.

(b) Each Investor understands and acknowledges that (i) the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws, (ii) nothing in this Agreement or any of the other Transaction Documents or in any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of Securities constitutes legal, tax or investment advice, (iii) such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities and (iv) if the Securities have not been registered under the Securities Act and Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(c) Each Investor covenants that, unless the Purchased Shares, the Purchased Warrants, the Underlying Securities or any other shares of capital stock of the Company received in respect of the foregoing have been registered, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act, all applicable Blue Sky Laws and any other applicable state, local or foreign law has been taken; provided, however, that if an Investor provides such an opinion reasonably satisfactory in form and substance to the Company, the Company will bear the reasonable expense thereof.

(d) Each Investor represents to the Company that: (i) such Investor is able to fend for itself in the Contemplated Transactions; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Securities and has so evaluated the merits and risks of such investment; (iii) such Investor has the ability to bear the economic risks of such Investor’s prospective investment and can afford the complete loss of such investment; (iv) such Investor has been furnished with and has reviewed the SEC Documents and the Company Disclosure Letter; (v) such Investor has been furnished with and has had access to such information as is in the SEC Documents and in the Company Disclosure Letter, together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information contained therein or otherwise supplied to such Investor so that such Investor can make an informed investment decision with respect to an investment in the Securities; (vi) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company; and (vii) such Investor is not subscribing to purchase the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a Person not previously known to such Investor in connection with investments in securities generally.

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(e) Each Investor represents to the Company that: such Investor: (i) was qualified at the time such Investor was offered the securities, (ii) qualifies on the date hereof, and (iii) will qualify on the Closing Date, as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act. Any Investor that is a corporation, a partnership, a limited liability company, a trust or other business entity further represents to the Company that it has not been organized for the purpose of purchasing the Securities.

(f) By acceptance hereof, each Investor acknowledges that the Purchased Shares, the Purchased Warrants, the Underlying Securities and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

(g) In connection with any transfer of Securities made by each Investor in compliance with the provisions of this Agreement, such Investor will cause each proposed transferee of such Securities to agree and take hold such Securities subject to the provisions of this Agreement.

(h) The representations, warranties and covenants of each Investor in this Agreement are made severally and not jointly.

4.2. Legends. All certificates for the Purchased Shares, Purchased Warrants and the Underlying Securities, and each certificate representing any shares of capital stock of the Company or Other Securities received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.”

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4.3. Escrow Covenants.

(a) Each Investor shall deposit an amount equal to the purchase price for Units purchased by such Investor (the “Purchase Price Amount”) in escrow (the “Escrow”) with the Escrow Agent, to be held in a non-interest bearing account. Each Investor hereby designates AIGH as its representative (in such capacity, the “Investor Representative”) to authorize release of the Purchase Price Amount upon Closing pursuant to the Escrow Agreement and to take other appropriate action on behalf of the Investors as set forth in the Escrow Agreement. The powers conferred on the Escrow Agent or Investor Representative hereunder are solely to protect the Investor’s interest in the Purchase Price Amount and shall not impose any duty upon the Escrow Agent or Investor Representative to exercise any such powers. Except as set forth in the Escrow Agreement, the Escrow Agent shall have no duty as to the Purchase Price Amount, as to ascertaining or taking action with respect to the Purchase Price Amount, whether or not the Escrow Agent has or is deemed to have knowledge of such matters. The Escrow Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Purchase Price Amount in its possession if the Purchase Price Amount is accorded treatment substantially equal to that which it accords its own property. Except for authorizing the release of the Purchase Price Amount held by the Escrow Agent upon satisfaction of the conditions to Closing, the Investor Representative shall have no duty as to the Purchase Price Amount as to ascertaining or taking action with respect to the Purchase Price Amount other than determining whether to release the Purchase Price Amount, and shall apply the same standard of care as it would use in determining whether to release any Purchase Price Amount to the Escrow Agent in its capacity as an Investor. Interest, if any, earned on the Purchase Price Amount while held by the Escrow Agent shall be paid (i) to the Investor in the event the Purchase Price Amount is returned to the Investor or (ii) to a charity designated by the Investor Representative in the event the Purchase Price Amount is paid to the Company.

(b) As set forth in the Escrow Agreement, the Investors, jointly and severally, agree to indemnify the Investor Representative and the Escrow Agent from and against any and all reasonable claims, losses, and liabilities (including, without limitation, reasonable attorney fees) growing out of or resulting from the Escrow, except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of the Escrow Agent or Investor Representative. The Company agrees to indemnify the Escrow Agent and Investor Representative from and against any and all reasonable claims, losses, and liabilities (including, without limitation, reasonable attorney fees) arising from claims made by the Company or its Affiliates, except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of the Escrow Agent or Investor Representative.

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(c) The Company will, subject to Section 8.9 hereof, upon demand pay the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel (including Hahn & Hessen LLP) and of any experts and agents, which the Escrow Agent or Investor Representative may incur in connection with (i) the preparation and administration of the Escrow; (ii) the custody, preservation, collection from, or other realization upon, any of the Subscription Amounts; or (iii) the exercise or enforcement of any of the rights of the Escrow Agent or Investor Representative hereunder.

(d) The participation of Hahn & Hessen LLP as Escrow Agent is being undertaken as an accommodation to the parties hereto, and shall in no way hinder or limit the present or future ability of Hahn & Hessen LLP to act as counsel to any party or any of their affiliates with respect to any matter including, but not limited to, disputes between or among any of the Company, the Investor Representative and the Investors with regard to the Escrow or otherwise. Without limitation on the foregoing, the parties (i) recognize that Hahn & Hessen LLP represents AIGH in this and other matters and may continue to do so, (ii) recognizes that Hahn & Hessen LLP represents all the Investors in the transactions contemplated by the Agreements, and (iii) waive any conflicts that may arise from such representation.

5. Additional Covenants of the Company.

5.1. Reports, Information, Securities.

(a) The Company shall cooperate with each Investor in supplying such information as may be reasonably requested by such Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of the safe harbor pursuant to Rule 144 for the sale of any of the Purchased Shares, the Purchased Warrants, the Underlying Securities and shares of capital stock of the Company received in respect of the foregoing.

(b) The Company shall keep reserved for issuance a sufficient number of authorized but unissued shares of Common Stock (or Other Securities into which the Purchased Warrants are then exercisable) so that the Purchased Warrants may be converted or exercised to purchase Common Stock (or such Other Securities) at any time.

5.2. Expenses; Indemnification.

(a) The Company agrees to pay on the Closing Date and save the Investors harmless against liability for (i) the payment of any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement, and the issue and sale of any Securities and the Underlying Securities, (ii) the expense of preparing and issuing the certificates for the Securities and the Underlying Securities, and (iii) the cost of delivering the Securities and the Underlying Securities of each Investor to such Investor’s address, insured in accordance with customary practice. Each Investor shall be responsible for its out-of-pocket expenses arising in connection with the Contemplated Transactions, except that the Company shall pay fees and disbursements of counsel to the Investors as set forth in Section 6.9.

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(b) The Company hereby agrees and acknowledges that the Investors have been induced to enter into this Agreement and to purchase the Securities hereunder, in part, based upon the representations, warranties, agreements and covenants of the Company contained herein. The Company hereby agrees to pay, indemnify and hold harmless the Investors and any director, officer, partner, member, employee or other affiliate of any Investor (each, an “Indemnified Party”) against all claims, losses and damages resulting from any and all legal or administrative proceedings, including without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith (but in no event for more than one law firm, selected by the Investor Majority, for all the Investors) (collectively, “Losses”), resulting from a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any agreement or covenant made herein;

(c) As soon as reasonably practicable after receipt by any Indemnified Party of notice of any Losses in respect of which the Company (the “Indemnifying Party”) may be required to provide indemnification thereof under this Section 5.2, the Indemnified Party shall give written notice thereof to the Indemnifying Party. The Indemnified Party may, at its option, claim indemnity under this Section 5.2 as soon as a claim has been threatened by a third party, regardless of whether any actual Losses have been suffered, so long as counsel for such Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnifying Party may be required to provide indemnification therefor as a result thereof and shall give notice of such determination to the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party at the Indemnifying Party’s option and expense, to assume the defense of any such claim by counsel mutually and reasonably satisfactory to the Indemnifying Party and a majority in interest of the Indemnified Parties and to settle or otherwise dispose of the same; provided, however, that each Indemnified Party may at all times participate in such defense at such Indemnified Party’s expense; and provided further, however, that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party, consent to the entry of any judgment or settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to such Indemnified Party of a release of all liabilities in respect of such claim. If the Indemnifying Party does not promptly assume the defense of such claim or if any such counsel is unable to represent one or more of the Indemnified Parties due to a conflict of interest, then an Indemnified Party may assume, to the extent separable, the defense of such portion of the claim as to which the conflict arose (and, if not separable, the entire claim) and be entitled to indemnification and prompt reimbursement from the Indemnifying Party for such Indemnified Party’s reasonable costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys’ fees and expenses (not to exceed the cost of more than one law firm for all Investors). Such fees and expenses shall be reimbursed to the Indemnified Parties as soon as practicable after submission of invoices to the Indemnifying Party.

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5.3. Integration with Subsequent Transactions. The Company shall not directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate with respect of any security (as defined in section 2 of the Securities Act) of the same or similar class as the Units that would (i) be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Investor; (ii) cause the offer and sale of the Units to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act; or (iii) be integrated with the offer or sale of the Units for purposes of the rules or regulations of any national securities exchange on which the Company’s Common Stock are listed or designated such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained prior to the closing of such subsequent transactions. As used in this Agreement, the terms “offer” and “sale” shall have the meanings specified in Section 2(3) of the Securities Act.

5.4. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Units as required under Regulation D promulgated under the Securities Act and to promptly provide a copy thereof to the Investor who requests a copy after such filing by reference to the web site www.sec.gov maintained by the SEC. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Units for sale to the Investors at Closing pursuant to this Agreement under the applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and if requested by an Investor, shall provide evidence of any such action so taken. The Company shall make such filings and reports relating to the offer and sale of the Units as required under applicable Blue Sky laws following or on the Closing Date. No Investor shall incur any costs or expenses relating to Form D or such filings under applicable Blue Sky laws.

5.5. Listing on Securities Exchanges; Registration; Issuance of Certain Securities.

(a) In furtherance and not in limitation of any other provision of this Agreement, during any period of time in which the Company’s Common Stock is listed on any national securities exchange, the Company will, at its expense, exercise its best efforts to simultaneously list on such exchange, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing, all Shares and Underlying Securities; and the Company will exercise its best efforts to (i) list on the national securities exchange, (ii) so register and (iii) maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on the national securities exchange by the Company.

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(b) Until the second anniversary of the Closing Date, the Company shall not issue any (X) Convertible Securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on the Fair Market Value (as defined in the Warrant) or any other determination of the market price or value of the Company’s securities or any other market based or contingent standard, such as so-called “toxic” or “death spiral” convertible securities; provided, however, that this prohibition shall not include Convertible Securities or similar securities the conversion or exercise price or conversion rate of which is fixed on the date of issuance or subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of the Fair Market Value or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the Contemplated Transactions, or (Y) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

6. Right of Participation.

(a) From the date hereof until the date that is eighteen (18) months after the Closing Date, upon any issuance by the Company of Common Stock or Convertible Securities (a “Subsequent Financing”), each Investor shall have the right to participate in up to an amount of the Subsequent Financing such that such Investor’s beneficial ownership of the Company (ignoring for such purpose any beneficial ownership caps) on a fully diluted basis immediately following such Subsequent Financing would not be less than its beneficial ownership of the Company (ignoring for such purposes any beneficial ownership caps) solely based on such Investor’s investment in this offering (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of an Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than two (2) Business Days after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the second (2nd) Business Day after all of the Investors have received the Subsequent Financing Notice that such Investor desires to participate in the Subsequent Financing, the amount of such Investor’s participation, and representing and warranting that such Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from an Investor as of such second (2nd) Business Day, such Investor shall be deemed to have notified the Company that it does not elect to participate.

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(d) If by 5:30 p.m. (New York City time) on the second (2nd) Business Day after all of the Investors have received the Subsequent Financing Notice, notifications by the Investors of their desire to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) The Company must provide the Investors with a second Subsequent Financing Notice, and the Investors will again have the right of participation set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Business Days after the date of the initial Subsequent Financing Notice.

(f) Notwithstanding the foregoing, this Section 6 shall not apply in respect of an Exempt Issuance or to a registered primary public offering. The right of first refusal set forth in this Section (i) shall be assignable in any private sale of Securities, (ii) shall be assignable by an Investor to any Affiliate of the Investor, (iii) upon the death of any individual Investor, shall pass to the beneficiaries under the deceased Investor’s last will and testament or to the distributees of the deceased Investor’s estate, and (iv) shall be assignable by a trust, partnership or limited liability company to its beneficiaries, partners or members, as applicable, provided, however, that each such assignee shall on the date of the assignment be an “accredited investor” within the meaning of Regulation D of the Securities Act.

7. Registration of the Shares; Compliance with the Securities Act.

7.1. Registration Procedures and Expenses. The Company shall:

(a) subject to receipt of necessary information in writing from the Investors, as soon as reasonably practicable, but in no event later than forty-five (45) calendar days following the Closing Date (the “Filing Date”), prepare and file with the Securities & Exchange Commission (the “Commission”) a Registration Statement on Form S-1 relating to the sale of the Shares and Underlying Securities (the “Registrable Shares”) by each Investor from time to time on the OTC QB or the facilities of any national securities exchange on which the Common Stock is then traded or in privately negotiated transactions (each a “Registration Statement”, with the initial Registration Statement referred to as the “First Registration Statement”) and will use its best efforts to maintain the quotation of such Shares on the OTC QB or the facilities of any national securities exchange on which the Common Stock is then traded. The Registration Statement shall not include securities owned by persons other than Investors and their respective assigns. The First Registration Statement shall contain (except if otherwise directed by the Required Investors) a broad “Plan of Distribution” in customary form (the “Plan of Distribution”). The amount of Registrable Shares required to be included in the Registration Statement as described in Section 7.1(a) (“Initial Registrable Securities”) shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Common Stock which may be included in a single Registration Statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the Securities Act;

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(b) in the event that less than all of the Initial Registrable Securities are included in the First Registration Statement as a result of the limitation described in Section 7.1(a), file additional Registration Statements each registering the Rule 415 Amount (each such Registration Statement a “Subsequent Registration Statement”), seriatim, until all of the Initial Registrable Securities have been registered. The filing date and effective date of each such additional Registration Statement shall be, respectively, twenty-one (21) and sixty (60) days after the first day such Subsequent Registration Statement may be filed without objection by the Commission based on Rule 415 of the 1933 Act. Initial Registrable Securities and the Registrable Shares to be included in additional Registration Statements shall be allocated and registered pro rata among the Investors based upon their initial investments in Units;

(c) use its commercially reasonable efforts, subject to receipt of necessary information from the Investors, to cause the Commission to declare the First Registration Statement effective within sixty (60) calendar days after the Closing Date (the “Required Effective Date”). However, so long as the Company filed the First Registration Statement by the Filing Date, if the First Registration Statement receives Commission review, then the Required Effective Date will be the ninetieth (90th) calendar day after the Filing Date. The Company’s commercially reasonable efforts will include, but not be limited to, promptly responding to all comments received from the staff of the Commission. If at any time the Company receives notification from the Commission that the First Registration Statement will receive no action or review from the Commission, then the Company will, subject to its rights under this Agreement, use its commercially reasonable efforts to cause the First Registration Statement to become effective within two (2) Business Days after such Commission notification. The Company shall not file any registration statements with the Commission relating to securities that are not Registrable Shares until ninety (90) days after the actual effective date of the First Registration Statement; provided nothing herein shall prohibit the filing of amendments or supplements to already filed registration statements;

(d) use its commercially reasonable efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the Closing Date, (ii) the date on which the Investors may sell all of the Registrable Shares then owned by the Investors, without registration, pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) no longer applies to the sale of Shares, or (iii) such time as all Registrable Shares owned by all Investors have been sold pursuant to a Registration Statement or Rule 144 promulgated under the Securities Act. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement;

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(e) use commercially reasonably efforts to furnish (i) to each Investor with respect to the Registrable Shares registered under the Registration Statement by fax or email (in each case with answerback confirmed) or other prompt means one copy of the prospectus promptly after effectiveness of the Registration Statement and in any case before the next opening of the principal market for the Shares and (ii) to each Investor with respect to the Registrable Shares registered under the Registration Statement (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses and such other documents as such Investor may reasonably request within a reasonable time, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by such Investor;

(f) file documents required of the Company for normal Blue Sky clearance in states specified in writing by each Investor and reasonably acceptable to the Company; provided, however, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1; (ii) file a general consent to service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Registrable Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to each Investor or underwriting discounts, brokerage fees and commissions incurred by such Investor, if any; and

(h) promptly notify each Investor of the effectiveness of a Registration Statement, and any post-effective amendments thereto, as well as of the receipt by the Company of any stop orders of the Commission with respect to a Registration Statement and the lifting of any such order or of any pending proceeding under Section 8A of the Securities Act in connection with the offering of the Registrable Shares.

Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (f) of this Section 7.1, that such Investor shall furnish to the Company such information regarding itself, the Registrable Shares to be sold by such Investor, and the intended method of disposition of such Registrable Shares as shall be required to effect the registration of the Registrable Shares, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

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The Company understands that each Investor disclaims being an underwriter, but such Investor being deemed an underwriter shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the Commission that such Investor is deemed an underwriter, then the period in which the Company is obligated to submit an acceleration request to the Commission shall be extended to the earlier of (i) the sixtieth (60th) day after such Commission notification, or (ii) ninety (90) days after the initial filing of the Registration Statement with the Commission. Company shall not be obligated to retain an underwriter with respect to the offer and sale of Registrable Shares pursuant to the Registration Statement. Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the Commission and any Investor being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the Plan of Distribution (as identified below).

7.2. Transfer of Registrable Shares After Registration. While the Registration Statement is effective and available for resale, each Investor agrees that it will not effect any disposition of the Registrable Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 hereof in the section titled “Plan of Distribution” or pursuant to an applicable exemption from registration, the availability of which is confirmed in writing by counsel to such Investor (the form, substance and scope of which opinion shall be reasonably acceptable to the Company) and delivered to the Company, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution.

7.3. Indemnification.

For purpose of this Section 7, the term “Investor/Affiliate” shall mean any Affiliate of an Investor (including without limitation all stockholders, partners, members, officers, directors, employees and direct or indirect investors of such Investor and any of the foregoing Person’s agents or other representatives); and

For purpose of this Section 7.3, the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 hereof.

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(a) The Company agrees to indemnify and hold harmless each Investor and each Investor/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Investor or Investor/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any material breach of the representations and warranties of the Company contained in this Agreement (except that where representations and warranties are qualified by materiality, any breach), or any material breach by the Company of its obligations hereunder, and will reimburse such Investor or Investor/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Investor or Investor/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use therein, or (ii) the failure of such Investor to comply with the covenants and agreements contained in Section 7.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by such Investor herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Investor prior to the pertinent sale or sales by such Investor.

(b) Each Investor will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Investor) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 7.2 hereof respecting the sale of the Shares or (ii) any material breach of any representation made by such Investor herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use therein, and such Investor will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the obligations of such Investor under this Section 7.3 shall not exceed the net proceeds to such Investor from the sale of Registrable Shares pursuant to such Registration Statement.

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(c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying Person’s ability to defend such action). Subject to provisions hereinafter stated, in case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnifying party and the indemnified party, based upon the advice of such indemnified party’s counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of Section 7.3(a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying Person be liable in respect of any amounts paid in settlement of any action unless the indemnifying Person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying Person shall, without the prior written consent of the indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnification could have been sought hereunder by such indemnified Person, unless such settlement includes an unconditional release of such indemnified Person from all liability on claims that are the subject matter of such proceeding.

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(d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 7.3(a), (b) or (c) in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Investor or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and such Investor in connection with the statements or omissions or inaccuracies in the representations and warranties in the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Investor on the other shall be deemed to be in the same proportion as the amount paid by such Investor to the Company pursuant to this Agreement for the Registrable Shares purchased by such Investor that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Investor paid (directly or indirectly) for the Shares that were sold pursuant to the Registration Statement and the amount received by such Investor from such sale. The relative fault of the Company on the one hand and each Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Investor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if such Investor were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Investor shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Investor’s obligation to contribute pursuant to this Section 7.3 is several and not joint.

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(e) Each Investor hereby acknowledges that it is a sophisticated business Person who was represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and is fully informed regarding said provisions. Each of the Company and each Investor is advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and each of the Company and such Investor hereby expressly waives and relinquishes any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agrees not to attempt to assert any such defense.

7.4. Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earliest to occur of (i) the sale of the Registrable Shares pursuant to the Registration Statement, (ii) the sale of the Registrable Shares pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) no longer applies to the sale of Registrable Shares, or (iii) the passage of one year from the effective date of the Registration Statement covering such Registrable Shares, provided that the holder of such Registrable Shares is not at such time, and was not for ninety (90) days immediately prior thereto, an affiliate of the Company (as such term is defined in Rule 144), or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5. Information Available. As long as any Investor owns the Registrable Shares and the Company is subject to the filing requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof pursuant to Rule 12b-25 promulgated under the Exchange Act and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination. So long as the Registration Statement is effective covering the resale of Registrable Shares owned by such Investor, the Company will furnish to such Investor upon such Investor’s request:

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(a) as soon as practicable after availability (but in the case of the Company’s Annual Report to Stockholders, concurrently with delivery to its shareholders generally), by reference to the web site www.sec.gov maintained by the SEC, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with U.S. generally accepted accounting principles by a firm of certified public accountants that is registered with the PCAOB), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of such Investor, its Annual Report on Form 10-K, (iii) upon the request of an Investor, its Quarterly Reports on Form 10-Q, (iv) upon the request of an Investor, its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

(b) upon the reasonable request of an Investor, a reasonable number of copies of the prospectuses and supplements thereto to supply to any other Person requiring such prospectuses and supplements.

7.6. Assignment of Registration Rights. The rights of each Investor hereunder, including the right to have the Company register the Shares pursuant to this Agreement, will be automatically assigned by such Investor to transferees or assignees of the Registrable Shares, but only if (a) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company prior to such assignment, (b) the Company is, prior to such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Registrable Shares with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such Registrable Shares by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D, and (f) the transfer of Registrable Shares is made in accordance with the provisions of Section 7.2 hereof.

7.7. Restriction on Issuance. The Company shall not issue or sell (or agree to issue or sell) any Common Stock or Convertible Securities (other than in an Exempt Issuance) during the period commencing on the Closing Date and ending at 5:00 p.m. (New York time) on the sixtieth (60th) day after the effective date of the First Registration Statement.

8. Miscellaneous.

8.1. Entire Agreement; Successors and Assigns. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties or representations (express or implied) or agreements or covenants except as specifically set forth herein or therein. This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the subject matter hereof and thereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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8.2. Survival of Representations and Warranties. Notwithstanding any right of the Investors fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by any Investor pursuant to such right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect until the earlier of (a) the date that is one year after the last Closing and (b) the sale of all of the Shares pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act covering the Purchased Shares and Underlying Securities. All representations and warranties of the Investors contained in this Agreement shall survive the execution and delivery of this Agreement and the applicable Closing hereunder. The covenants of the Investors (to the extent set forth in Section 4.1(c)) and the Company set forth in this Agreement shall survive the applicable Closing.

8.3. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding in the manner for the giving of Notices at its address specified in Section 8.6. Each party further waives any objection to venue in the State of New York, County of New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

8.4. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5. Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

8.6. Notices. Any notice or other communication required or permitted to be given hereunder (each a “Notice”) shall be given in writing and shall be made by personal delivery or sent by courier or certified or registered first-class mail (postage prepaid), addressed to a party at its address shown below or at such other address as such party may designate by three days’ advance Notice to the other parties.

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Any Notice to any of the Investors shall be sent to the addresses for such Investor set forth on the signature pages hereof, with a copy to:

Hahn & Hessen LLP

488 Madison Avenue

New York, New York 10022

Attention: James Kardon, Esq.

Email: jkardon@hahnhessen.com

Any Notice to the Company shall be sent to:

Rightscorp, Inc.

3100 Donald Douglas Loop North

Santa Monica, California 90405

Attention: Christopher Sabec

Email: cjsabec@rightscorp.com

with a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attention: Gregory Sichenzia

Email: gsichenzia@srff.com

Each Notice shall be deemed given and effective upon receipt (or refusal of receipt).

8.7. Rights of Transferees. Subject to Section 7.6, any and all rights and obligations of each of the Investors herein incident to the ownership of Securities or the Underlying Securities shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof; provided, however, that no Investor may transfer or assign its rights under this Agreement (other than to an Affiliate) between the date of this Agreement and the Closing Date.

8.8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

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8.9. Fees and Expenses.

(a) Subject to Section 8.9(c), irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(b) The Company and each Investor shall be responsible for all costs and expenses incurred by the Company and such Investor, respectively, in connection with the negotiation, execution, delivery and performance of this Agreement, except that the Company shall pay at the Closing the legal fees and expenses of Hahn & Hessen LLP issued through the Closing, as counsel to the Investors and Escrow Agent up to $25,000. The Company shall also be obliged to pay additional legal fees and expenses of Hahn & Hessen LLP incurred after the Closing relating to the Company’s performance under the Escrow Agreement, the Warrants and Section 7, provided, however, that any legal fees and expenses payable by the Company to Hahn & Hessen LLP pursuant to Section 7.1 hereof shall be limited to $2,500.

(c) If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.10. Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor Majority. Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon each Investor, each holder of any Securities at the time outstanding (including without limitation securities into which any such Securities are convertible or exercisable), each future holder thereof, and the Company.

8.11. Company Disclosure Letter. Information disclosed in any section of the Company Disclosure Letter shall be deemed to be disclosed with respect to the corresponding numbered section of this Agreement, as well as to such other sections of this Agreement to which such disclosure shall reasonably pertain in light of the form and substance of the disclosure made.

8.12. Construction. Words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa as the context requires. The words “herein,” “hereinafter,” “hereunder” and words of similar import used in this Agreement shall, unless otherwise stated, refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “or” and “any” are not exclusive. All references to “$” in this Agreement and the other agreements contemplated hereby shall refer to United States dollars (unless otherwise specified expressly). Any reference to any gender includes the other genders.

[Signature Page Follows]

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IF the INVESTOR is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Amount of Subscription:	_____________________________________
$___________________	Print Name

Number of Units to be Purchased: _______	_____________________________________
Signature of Investor

_____________________________________
Social Security Number

_____________________________________
Address and Fax Number

_____________________________________
E-mail Address

State of Domicile: ____________________

Accepted and Agreed to as of the date first above written:

RIGHTSCORP, INC.

By:
Name:
Title:
Date:

Signature Page to Unit Subscription Agreement - 4696900

IF the UNITS will be held as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY, please complete the following:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Amount of Subscription:	_____________________________________
$___________________	Print Name of Purchaser

Number of Units to be Purchased: _______	_____________________________________
Signature of a Purchaser

_____________________________________
Social Security Number

_____________________________________
Print Name of Spouse or Other Purchaser

_____________________________________
Signature of Spouse or Other Purchaser

_____________________________________
Social Security Number

_____________________________________
Address and Fax Number

_____________________________________
E-mail Address

State of Domicile: ____________________

Accepted and Agreed to as of the date first above written:

RIGHTSCORP, INC.

By:
Name:
Title:
Date:

Signature Page to Unit Subscription Agreement - 4696900

IF the INVESTOR is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Amount of Subscription:	_____________________________________
$___________________	Print Full Legal Name of Partnership, Company, Limited Liability Company, Trust or Other Entity

Number of Units to be Purchased: _______

By:__________________________________
(Authorized Signatory)
Name:
Title:

_____________________________________
Address and Fax Number

_____________________________________
Taxpayer Identification Number

Date and State of Incorporation or
Organization: ________________________

Date on which Taxable Year Ends: _______

_____________________________________
E-mail Address

Accepted and Agreed to as of the date first above written:

RIGHTSCORP, INC.

By:
Name:
Title:
Date:

Signature Page to Unit Subscription Agreement - 4696900

EXHIBITS TO THE UNIT SUBSCRIPTION AGREEMENT

Company Disclosure Letter

Exhibit 1:	Form of Warrant

Exhibit 2:	Form of Legal Opinion

Exhibit 3:	Form of Escrow Agreement

Exhibits

Exhibit 1

Form of Warrant

Exhibits 1 - 1

Exhibit 2

Form of Legal Opinion

Exhibits 2 - 1

Exhibit 3

Form of Escrow Agreement

Exhibits 3 - 1